Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Marijke Shugrue	Matthew Booher
908-953-7643 (office)	908-953-7500 (office)
mshugrue@avaya.com	mbooher@avaya.com

AVAYA REPORTS FOURTH FISCAL QUARTER AND FISCAL YEAR 2012 RESULTS

Revenues up sequentially to $1.28 billion

Fourth Quarter 2012

•	Revenue of $1.28 billion

•	Operating Income of $76 Million, Non-GAAP Operating Income(1) of $206 Million

•	Adjusted EBITDA(1) of $267 Million

Santa Clara, CA. – Avaya Inc., a global provider of business communications and collaboration systems, software and services, today reported results for the fourth quarter and full-year ended September 30, 2012. For the fourth fiscal quarter, revenue was $1.28 billion, up 2% compared to the prior quarter and down 10% compared to the fourth fiscal quarter of fiscal 2011. Operating income was $76 million compared to operating income of $23 million for the prior quarter and $84 million for the fourth quarter of fiscal 2011. Fourth quarter adjusted EBITDA was $267 million which compares to adjusted EBITDA of $225 million for the prior quarter and $293 million for the fourth quarter of fiscal 2011. Cash flow from operations was $104 million for the fourth quarter. Cash and cash equivalents was $337 million as of September 30, 2012 up 24% from the prior quarter.

For fiscal 2012, Avaya reported revenue of $5.17 billion, down 7% compared to fiscal 2011 revenue of $5.55 billion. Operating income improved by $209 million to $115 million in fiscal 2012 compared to an operating loss of $94 million in fiscal 2011. Fiscal 2012 adjusted EBITDA of $971 was unchanged compared to fiscal 2011.

“Fiscal 2012 was challenged by cautious or deferred spending in several sectors. We are encouraged by our performance over the last two quarters and our operating income improvement for the year,” said Kevin Kennedy, President and CEO, Avaya. “We’ve introduced new products in the small and medium business segment and in open mobile enterprise collaboration, as well as made an important video acquisition in Radvision. Continued expense management and surgical restructuring enabled double digit sequential quarterly improvements in adjusted EBITDA. Adjusted EBITDA as a percentage of revenue of 18.8% for fiscal 2012 was at its highest level in over six years. As we move forward in fiscal 2013 we remain focused on growth via new product absorption and continued productivity improvements.”

[1]	Refer to Supplemental Financial Information accompanying this press release for a reconciliation of GAAP to non-GAAP numbers.

Fourth Fiscal Quarter Highlights

•	Revenue of $1.28 billion increased 2% compared to the prior quarter and decreased 10% compared to the fourth quarter of fiscal 2011

•	Gross margin was 50.6% compared to 49.8% for the prior quarter and 50.6% for the fourth quarter of fiscal 2011

•	Non-GAAP gross margin(1) was 54.7% compared to 53.9% for the prior quarter and 55.0% for the fourth quarter of fiscal 2011

•	Adjusted EBITDA was $267 million or 20.9% of revenue compared to $225 million or 18.0% of revenue for the prior quarter and $293 million or 20.6% for the fourth quarter of fiscal 2011

•	Global Communications Solutions revenue of $588 million increased 4.8% compared to the prior quarter and decreased 15.0% compared to the fourth quarter of fiscal 2011

•	Networking revenue of $64 million decreased 13.5% compared to the prior quarter and decreased 16.9% compared to the fourth quarter of 2011

•	Avaya Global Services revenue of $625 million increased 1.5% compared to the prior quarter and decreased 4.0% compared to the fourth quarter of 2011

•

Revenue from the U.S. represented 54% of revenue for the fourth quarter, EMEA represented 26% of revenue for the fourth quarter, Asia – Pacific represented 10% of revenue for the fourth quarter and Americas International represented 10% of revenue for the fourth quarter

•	The Company had $337 million in cash and cash equivalents as of September 30, 2012

Conference Call and Webcast

Avaya will host a conference call to discuss these results at 5:00 p.m. EST on Tuesday, December 11, 2012. To access the conference call, dial 800-882-9327 in the U.S. or Canada and 706-645-9730 for international callers and provide the operator the conference passcode number of 76646392. To ensure you are on the call from the start, we suggest you access the call 10-15 minutes prior to the start of the call.

WEBCAST Information: Avaya will webcast this conference call live. To ensure that you are on the webcast, we suggest that you access our website (www.avaya.com/investors) 10-15 minutes prior to the start. Supplementary materials accompanying the conference call are available at the same location. Following the live webcast, a replay will be available on our archives at the same web address.

About Avaya

Avaya is a global provider of business collaboration and communications solutions, providing unified communications, contact centers, networking and related services to companies of all sizes around the world. For more information please visit www.avaya.com.

Certain statements contained in this press release are forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will” or other similar terminology. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a list and description of such risks and uncertainties, please refer to Avaya’s filings with the SEC that are available at www.sec.gov. Avaya disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The following financial tables are presented in accordance with GAAP, unless otherwise specified:

Avaya Inc.

Consolidated Statements of Operations

(Unaudited; in millions)

	For the three months ended		For the twelve months ended
	September 30,		September 30,
	2012	2011	2012	2011
REVENUE
Products	$652	$768	$2,672	$2,976
Services	625	651	2,499	2,571

	1,277	1,419	5,171	5,547

COSTS
Products:
Costs (exclusive of amortization of intangibles)	283	320	1,145	1,314
Amortization of technology intangible assets	46	59	192	257
Services	302	322	1,248	1,344

	631	701	2,585	2,915

GROSS PROFIT	646	718	2,586	2,632

OPERATING EXPENSES
Selling, general and administrative	378	442	1,630	1,845
Research and development	120	110	464	461
Amortization of intangible assets	57	58	226	226
Restructuring and impairment charges, net	15	23	147	189
Acquisition-related costs	—	1	4	5

	570	634	2,471	2,726

OPERATING INCOME (LOSS)	76	84	115	(94)

Interest expense	(107)	(109)	(431)	(460)
Loss on extinguishment of debt	—	—	—	(246)
Other (expense) income, net	(13)	5	(20)	5

LOSS BEFORE INCOME TAXES	(44)	(20)	(336)	(795)
(Benefit from) provision for income taxes	(54)	79	8	68

NET INCOME (LOSS)	$10	$(99)	$(344)	$(863)

Avaya Inc.

Consolidated Balance Sheets

(Unaudited; in millions)

	September 30,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$337	$400
Accounts receivable, net	782	755
Inventory	255	280
Deferred income taxes, net	18	8
Other current assets	252	274

TOTAL CURRENT ASSETS	1,644	1,717

Property, plant and equipment, net	364	397
Deferred income taxes, net	43	28
Intangible assets, net	1,775	2,129
Goodwill	4,188	4,079
Other assets	180	196

TOTAL ASSETS	$8,194	$8,546

LIABILITIES
Current liabilities:
Debt maturing within one year	$37	$37
Accounts payable	438	465
Payroll and benefit obligations	262	323
Deferred revenue	616	639
Business restructuring reserve, current portion	84	130
Other current liabilities	302	352

TOTAL CURRENT LIABILITIES	1,739	1,946

Long-term debt	6,084	6,120
Pension obligations	1,763	1,636
Other postretirement obligations	360	502
Deferred income taxes, net	204	168
Business restructuring reserve, non-current portion	51	56
Other liabilities	429	496

TOTAL NON-CURRENT LIABILITIES	8,891	8,978

Commitments and contingencies

DEFICIENCY
Common stock	—	—
Additional paid-in capital	2,926	2,692
Accumulated deficit	(4,236)	(3,892)
Accumulated other comprehensive loss	(1,126)	(1,178)

TOTAL DEFICIENCY	(2,436)	(2,378)

TOTAL LIABILITIES AND DEFICIENCY	$8,194	$8,546

Avaya Inc.

Condensed Statements of Cash Flows

(Unaudited; in millions)

	For the twelve months ended
	September 30,
	2012	2011
Net cash (used for) provided by:
Net loss	$(344)	$(863)
Operating Activities
Adjustments to net loss	610	637
Changes in operating assets and liabilities	(222)	(74)

Cash provided by (used for) operating activities	44	(300)
Investing activities	(271)	(101)
Financing activities	157	228
Effect of exchange rate changes on cash and cash equivalents	7	(6)

Net decrease in cash and cash equivalents	(63)	(179)
Cash and cash equivalents at beginning of year	400	579

Cash and cash equivalents at end of year	$337	$400

Avaya Inc.

Supplemental Revenue Tables

(Unaudited; in millions)

For the Three Months Ended				For the Three Months Ended September 30,
Dec. 31,	Mar. 31,	June 30,		Revenues		Mix		Change
2011	2012	2012		2012	2011	2012	2011	Amount	Pct.
			Revenue by Segment
$667	$574	$561	Global Communications Solutions	$588	$692	46%	49%	$(104)	-15.0%
—	(1)	(1)	Purchase accounting adjustments	—	(1)	0%	0%	1
82	64	74	Networking	64	77	5%	5%	(13)	-16.9%

749	637	634	Total ECS product revenue	652	768	51%	54%	(116)	-15.1%
638	620	616	AGS	625	651	49%	46%	(26)	-4.0%

$1,387	$1,257	$1,250	Total revenue	$1,277	$1,419	100%	100%	$(142)	-10.0%

			Revenue by Geography
$748	$678	$666	U.S.	$694	$767	54%	54%	$(73)	-9.5%

			International:
365	327	330	EMEA	327	382	26%	27%	(55)	-14.4%
126	117	128	APAC - Asia Pacific	126	133	10%	9%	(7)	-5.3%
148	135	126	Americas International - Canada and Latin America	130	137	10%	10%	(7)	-5.1%

639	579	584	Total International	583	652	46%	46%	(69)	-10.6%

$1,387	$1,257	$1,250	Total Revenue	$1,277	$1,419	100%	100%	$(142)	-10.0%

Use of Non-GAAP (Adjusted) Financial Measures

The information furnished in this release includes non-GAAP financial measures that differ from measures calculated in accordance with GAAP, including adjusted EBITDA, Non-GAAP gross margin and Non-GAAP operating income.

EBITDA is defined as net income (loss) before income taxes, interest expense, interest income and depreciation and amortization. Adjusted EBITDA is EBITDA further adjusted to exclude certain charges and other adjustments permitted in calculating covenant compliance under our debt agreements as further described in our SEC filings.

We believe that including supplementary information concerning adjusted EBITDA is appropriate to provide additional information to investors to demonstrate compliance with our debt agreements and because it serves as a basis for determining management compensation. In addition, we believe adjusted EBITDA provides more comparability between our historical results and results that reflect purchase accounting and our current capital structure. Accordingly, adjusted EBITDA measures our financial performance based on operational factors that management can impact in the short-term, namely the company’s pricing strategies, volume, costs and expenses of the organization.

Adjusted EBITDA has limitations as an analytical tool. Adjusted EBITDA does not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. Adjusted EBITDA does not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. In particular, based on our debt agreements the definition of adjusted EBITDA allows us to add back certain non-cash charges that are deducted in calculating net income (loss). Our debt agreements also allow us to add back restructuring charges, certain fees payable to our private equity sponsors and other specific cash costs and expenses as defined in the agreements and that portion of our pension costs, other post-employment benefits costs, and non-retirement post-employment benefits costs representing the amortization of pension service costs and actuarial gain or loss associated with these employment benefits. However, these are expenses that may recur, may vary and are difficult to predict. Further, our debt agreements require that adjusted EBITDA be calculated for the most recent four fiscal quarters. As a result, the measure can be disproportionately affected by a particularly strong or weak quarter. Further, it may not be comparable to the measure for any subsequent four-quarter period or any complete fiscal year.

Non-GAAP gross margin excludes the amortization of technology intangible assets, impairment of long lived assets, transition services agreement costs incurred in connection with the acquisition of Nortel’s enterprise solutions business, share based compensation and purchase accounting adjustments. We have included Non-GAAP gross margin because we believe it provides additional useful information to investors regarding our operations by excluding those charges that management does not believe are reflective of the company’s ongoing operating results when assessing the performance of the business.

Non-GAAP operating income excludes the amortization of technology intangible assets, restructuring and impairment charges, acquisition and integration related costs, share based compensation, impairment of long lived assets and purchase accounting adjustments. We have included Non-GAAP operating income because we believe it provides additional useful information to investors regarding our operations by excluding those charges that management does not believe are reflective of the company’s ongoing operating results when assessing the performance of the business.

The following tables reconcile GAAP measures to non-GAAP measures:

Avaya Inc.

Supplemental Schedule of Non-GAAP Adjusted EBITDA

(Unaudited; in millions)

	For the three months ended		For the twelve months ended
	September 30,		September 30,
	2012	2011	2012	2011
Net income (loss)	$10	$(99)	$(344)	$(863)
Interest expense	107	109	431	460
Interest income	—	(2)	(3)	(5)
Provision for income taxes	(54)	79	8	68
Depreciation and amortization	138	155	564	653

EBITDA	201	242	656	313

Impact of purchase accounting adjustments	1	2	3	—
Restructuring charges, net	14	23	142	189
Sponsors’ fees	2	2	7	7
Acquisition-related costs	—	1	4	5
Integration-related costs	5	10	19	132
Loss on extinguishment of debt	—	—	—	246
Third-party fees expensed in connection with the debt modification	—	—	—	9
Non-cash share-based compensation	1	3	8	12
Write-down of assets held for sale to net realizable value	1	—	5	1
Loss on investments and sale of long-lived assets, net	—	—	3	1
Impairment of long-lived assets	4	—	6	—
Reversal of contingent liability related to acquisition	(1)	—	(1)	—
Loss (gain) on foreign currency transactions	14	(5)	21	(12)
Pension/OPEB/nonretirement postemployment benefits and long-term disability costs	25	15	98	68

Adjusted EBITDA	$267	$293	$971	$971

Avaya Inc.

Supplemental Schedules of Non-GAAP Reconciliations

(Unaudited; in millions)

	For the Three Months Ended					For the Twelve Months Ended
	Sept. 30,	Dec. 31	Mar. 31,	June 30	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2011	2011	2012	2012	2012	2010	2011	2012
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin
GAAP Gross Profit	$718	$704	$613	$623	$646	$2,172	$2,632	$2,586
GAAP Gross Margin	50.6%	50.8%	48.8%	49.8%	50.6%	42.9%	47.4%	50.0%

Items excluded:
Amortization of technology intangible assets	59	50	49	47	46	291	257	192
TSA	—	—	—	—	—	54	26	—
Impairment of capitalized software development costs	—	—	—	2	4	—	—	6
Share-based compensation	1	1	1	1	1	5	6	4
Purchase accounting adjustments	2	—	1	1	1	5	—	3

Non-GAAP Gross Profit	$780	$755	$664	$674	$698	$2,527	$2,921	$2,791

Non-GAAP Gross Margin	55.0%	54.4%	52.8%	53.9%	54.7%	49.9%	52.7%	54.0%

Reconciliation of Non-GAAP Operating Income
GAAP Operating Income (Loss)	$84	$82	$(66)	$23	$76	(381)	$(94)	$115
Percentage of Revenue	6%	6%	-5%	2%	6%	-8%	-2%	2%

Items excluded:
Amortization of acquired assets	117	106	105	104	103	509	483	418
Restructuring and impairment charges, net	23	21	90	21	15	187	189	147
Acquisition/integration-related costs	11	6	6	6	6	228	136	24
Share-based compensation	3	3	2	2	1	19	12	8
Impairment of capitalized software development costs	—	—	—	2	4	—	—	6
Strategic initiative costs	—	—	—	—	—	6	—	—
Purchase accounting adjustments	2	—	1	1	1	5	—	3

Non-GAAP Operating Income	$240	$218	$138	$159	$206	$573	$726	$721

Percentage of Revenue	16.9%	15.7%	11.0%	12.7%	16.1%	11.3%	13.1%	13.9%